Exhibit 10.1

2014 Executive Officer Annualized Base Salaries

The annualized base salaries for our executive officers for 2014 (effective July 1, 2014) are as follows:

Name	Title	2014 Annualized Base Salary
Randall A. Lipps	Chairman, President and Chief Executive Officer	$600,000
Robin G. Seim	Executive Vice President, Finance, Administration and Manufacturing and Chief Financial Officer	$320,000
J. Christopher Drew	Executive Vice President, Field Operations	$330,000
Marga Ortigas-Wedekind	Executive Vice President, Global Marketing and Product Development	$295,000
Nhat Ngo	Executive Vice President, Strategy and Business Development	$280,000
Dan S. Johnston	Executive Vice President and General Counsel	$275,000
Jorge Taborga	Executive Vice President, Engineering	$265,000